EXHIBIT 99.1

October 19, 2006

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tamera Gjesdal	Chris Henson	Bob Denham
Vice President	Senior Executive Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3008	(910) 914-9073

BB&T reports 3rd quarter net income of $417.0 million

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) reported today net income for the third quarter of 2006 totaling $417.0 million, or $.77 per diluted share, compared with $442.0 million, or $.80 per diluted share, earned during the third quarter of 2005. These results reflect decreases of 5.7% and 3.8%, respectively, compared to the third quarter last year. Third quarter earnings were negatively affected by a one-time charge related to an unforeseen legal matter totaling $9.8 million after-tax, or $.02 per diluted share.

          BB&T’s third quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.42% and 14.39%, respectively, compared to prior year returns of 1.65% and 15.69%, respectively.

          Operating earnings for the third quarter of 2006 totaled $429.8 million, or $.79 per diluted share, excluding $6.2 million in net after-tax merger-related charges and $6.5 million in after-tax equity-based compensation. Operating earnings for the third quarter of 2005 totaled $440.9 million, excluding $1.1 million in net after-tax merger-related credits. These results reflect decreases of 2.5% and 1.3%, respectively, compared to the same period last year. Operating results were also reduced by $.02 per diluted share because of the aforementioned legal charge.

          Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity, and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related charges or credits, equity-based compensation and nonrecurring items from earnings. Cash basis operating earnings totaled $447.6 million for the third quarter of 2006, a decrease of 3.2% compared to the third quarter of 2005. Cash basis operating diluted earnings per share totaled $.82 for the third quarter of 2006, a decrease of 2.4% compared to $.84 earned during the same period in 2005. Cash basis operating earnings for the third quarter of 2006 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.59% and 28.53%, respectively, compared to prior year returns of 1.81% and 28.56%, respectively.

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          “The challenging interest rate environment continued to erode our margins and the legal charge we incurred late in the quarter negatively affected our earnings,” said Chairman and Chief Executive Officer John A. Allison. “While I am disappointed in our bottom-line results, I am pleased with a number of very positive trends in our performance. We experienced positive growth in loans and deposits, including a very favorable report on deposit market share released last week by the FDIC. Also, we enjoyed strong results from our investment banking division and our insurance operations, and continue to benefit from excellent asset quality levels and reasonable growth in total revenues.”

          For the first nine months of 2006, BB&T’s net income was $1.28 billion, an increase of 4.4% compared to $1.22 billion earned in the first nine months of 2005. Diluted earnings per share for the first nine months of 2006 totaled $2.35, an increase of 5.9% compared to the same period in 2005. Excluding merger-related charges or credits, equity-based compensation and nonrecurring items, operating earnings for the first nine months of 2006 totaled $1.29 billion, or $2.38 per diluted share, increases of 3.7% and 5.3%, respectively, compared to the first nine months of 2005.

Deposits Grow 9.8% Compared to Last Year, BB&T Gains Deposit Market Share

          BB&T’s deposit gathering efforts continued to be successful during the third quarter, as average deposits totaled $79.1 billion, an increase of 9.8% compared to $72.1 billion for the third quarter last year. Average client deposit growth was led by client certificates of deposit, which increased $5.8 billion, or 31.9%, and other client deposits, which increased $2.2 billion, or 7.5% compared to the third quarter of 2005. In addition, deposit growth accelerated during the third quarter, with annualized growth of 18.3% compared to the second quarter of 2006. During the first nine months of 2006, BB&T generated more than 115,000 net new transaction deposit accounts. According to the FDIC’s “Summary of Deposits” report released last week, based on data for commercial banks, BB&T maintained its leading market share in West Virginia and gained market share in every other state in the Company’s footprint. In addition, BB&T enjoyed double-digit deposit growth in six of the nine states where it has a significant presence.

BB&T Posts 11.5% Loan Growth during the Quarter

          Average loans and leases totaled $81.0 billion for the third quarter of 2006, reflecting an increase of $8.3 billion, or 11.5%, compared to the third quarter of 2005. This increase was composed of growth in average commercial loans and leases, which increased $4.5 billion, or 12.8%; average mortgage loans, which increased $1.9 billion, or 13.9%; average consumer loans, which increased $1.1 billion, or 5.4%; and growth in average loans originated by BB&T’s specialized lending subsidiaries, which increased $742.6 million, or 28.2%, compared to the third quarter last year.

BB&T’s Noninterest Income up 9.1%

          Noninterest income from BB&T’s fee generating businesses increased 9.1% during the third quarter of 2006 compared to 2005. Total noninterest income was $660.2 million for the current quarter and represented 40.8% of total revenues. This increase includes a record performance from BB&T’s investment banking and brokerage operations, as well as increased revenues from BB&T’s insurance operations, other nondeposit fees and commissions, and trust operations.

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          BB&T’s investment banking and brokerage operations enjoyed record results in the current quarter as fees increased 18.1% to $82.7 million compared to $70.0 million earned in the same quarter last year. This increase was primarily driven by growth in revenues at BB&T Capital Markets, a division of Scott & Stringfellow.

          Commissions from BB&T’s insurance operations increased 13.6% to $207.8 million in the current quarter compared with $182.9 million earned in the third quarter of 2005. This increase was the result of growth in commissions from the sale of property and casualty coverage, and improved sales of employee benefits-related insurance products.

          Other nondeposit fees and commissions totaled $115.0 million for the third quarter of 2006, an increase of 18.3% compared to the third quarter of 2005. This increase was generated primarily by growth in debit card related services.

          Trust revenues increased 8.6% to $39.7 million in the third quarter of 2006 compared with $36.6 million earned in the third quarter of 2005. This increase was primarily attributable to improved performance from institutional trust services and wealth management.

          Revenues from mortgage banking operations totaled $22.6 million for the third quarter of 2006 compared to $35.8 million earned in the third quarter last year. This decrease was primarily the result of fluctuations in the fair value of residential mortgage servicing rights and the related derivative hedge. Third quarter 2006 revenues include a net decrease in the fair value of mortgage servicing rights of $.5 million compared to a net increase in fair value of $11.0 million in the third quarter last year.

Asset Quality Remains Excellent

          BB&T’s asset quality remains excellent. Nonperforming assets, as a percentage of total assets, were .28% at Sept. 30 compared to .27% at Dec. 31, 2005, and .28% at Sept. 30, 2005. Annualized net charge-offs were .27% of average loans and leases for the third quarter of 2006, down from .30% in the third quarter of 2005. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .14% of average loans and leases compared to .19% in the same quarter last year.

BB&T Recognized Nationally for Home Mortgage Customer Service

          On July 19, the J.D. Power and Associates 2006 Primary Mortgage Servicer Study was released and BB&T Corporation ranked first in the nation among banks in home mortgage customer service satisfaction. The survey is based on responses from nearly 13,000 home mortgage customers and involves the largest home mortgage providers in the nation. The ranking recognizes BB&T as the best among banks at dealing with all aspects of servicing mortgage loans.

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BB&T Expands Specialized Lending Business

          On Aug. 24, BB&T Corporation announced plans to acquire insurance premium finance company AFCO Credit Corporation and its Canadian affiliate, CAFO Inc. The acquisition will significantly strengthen BB&T’s insurance premium finance franchise in the United States, as well as provide entry into Canada – a first for BB&T. The acquisition will advance BB&T from the ninth to the second largest provider of insurance premium financing in the United States and the largest in Canada. The transaction is subject to regulatory approval and is expected to be completed during the first quarter of 2007.

BB&T Completes Acquisition of First Citizens Bancorp

           On Aug. 1, BB&T completed its acquisition of First Citizens Bancorp of Cleveland, Tenn. With $722.9 million in assets at Sept. 30, First Citizens operated 16 full-service banking centers in Tennessee, two in North Carolina and one in Georgia. The acquisition provides BB&T with significant opportunities to increase the number of consumer and small business loans in First Citizens’ markets, as well as to develop additional commercial lending relationships.

           At Sept. 30, BB&T had $118.5 billion in assets and operated 1,462 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on Oct. 18 was $44.00 per share.

          For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBT.com.

Earnings Webcast

           To hear a live webcast of BB&T’s third quarter 2006 earnings conference call at 11:00 a.m. (EDT) today, please visit our Web site at www.BBT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EST) on Friday, Nov. 3.

#

           This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures also exclude equity-based compensation in order to make the 2006 results comparable with prior periods presented and may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

           This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results may differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that may affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	9/30/06	9/30/05	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$1,824,658	$1,451,212	$373,446	25.7%
Interest expense	864,603	531,457	333,146	62.7
Net interest income - taxable equivalent	960,055	919,755	40,300	4.4
Less: Taxable equivalent adjustment	22,267	20,763	1,504	7.2
Net interest income	937,788	898,992	38,796	4.3
Provision for credit losses	62,336	57,465	4,871	8.5
Net interest income after provision for credit losses	875,452	841,527	33,925	4.0
Noninterest income	660,182	605,120	55,062	9.1
Noninterest expense	894,779	788,300	106,479	13.5
Operating earnings before income taxes	640,855	658,347	(17,492)	(2.7)
Provision for income taxes	211,102	217,471	(6,369)	(2.9)
Operating earnings (1)	$429,753	$440,876	$(11,123)	(2.5	) %

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$.80	$.81	$(.01)	(1.2	) %
Diluted earnings	.79	.80	(.01)	(1.3)
Weighted average shares - Basic	538,911,074	547,467,864
Diluted	544,285,889	552,058,757
Dividends paid per share	$.42	$.38	$.04	10.5%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.46%	1.64%
Return on average equity	14.83	15.65
Net yield on earning assets (taxable equivalent)	3.68	3.88
Efficiency ratio (taxable equivalent) (2)	54.9	51.7

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings	$447,598	$462,350	$(14,752)	(3.2	) %
Diluted earnings per share	.82	.84	(.02)	(2.4)
Return on average tangible assets	1.59%	1.81%
Return on average tangible equity	28.53	28.56
Efficiency ratio (taxable equivalent) (2)	53.2	49.7

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	9/30/06	9/30/05	$	%

INCOME STATEMENTS
Interest income	$1,802,391	$1,430,449	$371,942	26.0%
Interest expense	864,603	531,457	333,146	62.7
Net interest income	937,788	898,992	38,796	4.3
Provision for credit losses	62,336	57,465	4,871	8.5
Net interest income after provision for credit losses	875,452	841,527	33,925	4.0
Noninterest income	660,182	605,120	55,062	9.1
Noninterest expense	915,478	786,476	129,002	16.4
Income before income taxes	620,156	660,171	(40,015)	(6.1)
Provision for income taxes	203,128	218,165	(15,037)	(6.9)
Net income	$417,028	$442,006	$(24,978)	(5.7	) %

PER SHARE DATA
Basic earnings	$.77	$.81	$(.04)	(4.9	) %
Diluted earnings	.77	.80	(.03)	(3.8)
Weighted average shares - Basic	538,911,074	547,467,864
Diluted	544,285,889	552,058,757

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.42%	1.65%
Return on average equity	14.39	15.69
Efficiency ratio (taxable equivalent) (2)	56.2	51.5

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits, equity-based compensation and nonrecurring items. These amounts totaled $12.7 million and $(1.1 million), net of tax, in the third quarters of 2006 and 2005, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	For the Nine Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	9/30/06	9/30/05	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$5,093,118	$4,068,082	$1,025,036	25.2%
Interest expense	2,275,067	1,381,485	893,582	64.7
Net interest income - taxable equivalent	2,818,051	2,686,597	131,454	4.9
Less: Taxable equivalent adjustment	65,442	61,457	3,985	6.5
Net interest income	2,752,609	2,625,140	127,469	4.9
Provision for credit losses	167,639	147,934	19,705	13.3
Net interest income after provision for credit losses	2,584,970	2,477,206	107,764	4.4
Noninterest income	1,919,054	1,705,643	213,411	12.5
Noninterest expense	2,566,484	2,309,297	257,187	11.1
Operating earnings before income taxes	1,937,540	1,873,552	63,988	3.4
Provision for income taxes	643,771	625,744	18,027	2.9
Operating earnings (1)	$1,293,769	$1,247,808	$45,961	3.7%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$2.40	$2.28	$.12	5.3%
Diluted earnings	2.38	2.26	.12	5.3
Weighted average shares - Basic	538,578,229	547,939,700
Diluted	543,496,218	552,313,670
Dividends paid per share	$1.18	$1.08	$.10	9.3%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.53%	1.61%
Return on average equity	15.33	15.10
Net yield on earning assets (taxable equivalent)	3.75	3.92
Noninterest income as a percentage of
total income (taxable equivalent) (2)	40.4	38.7
Efficiency ratio (taxable equivalent) (2)	54.0	52.3

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings	$1,349,021	$1,314,138	$34,883	2.7%
Diluted earnings per share	2.48	2.38	.10	4.2
Return on average tangible assets	1.67%	1.78%
Return on average tangible equity	28.63	27.81
Efficiency ratio (taxable equivalent) (2)	52.3	50.2

	For the Nine Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	9/30/06	9/30/05	$	%

INCOME STATEMENTS
Interest income	$5,027,676	$4,006,625	$1,021,051	25.5%
Interest expense	2,275,067	1,381,485	893,582	64.7
Net interest income	2,752,609	2,625,140	127,469	4.9
Provision for credit losses	167,639	147,934	19,705	13.3
Net interest income after provision for credit losses	2,584,970	2,477,206	107,764	4.4
Noninterest income	1,919,054	1,706,660	212,394	12.4
Noninterest expense	2,594,268	2,348,470	245,798	10.5
Income before income taxes	1,909,756	1,835,396	74,360	4.1
Provision for income taxes	632,115	611,201	20,914	3.4
Net income	$1,277,641	$1,224,195	$53,446	4.4%

PER SHARE DATA
Basic earnings	$2.37	$2.23	$.14	6.3%
Diluted earnings	2.35	2.22	.13	5.9
Weighted average shares - Basic	538,578,229	547,939,700
Diluted	543,496,218	552,313,670

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.51%	1.58%
Return on average equity	15.13	14.82
Efficiency ratio (taxable equivalent) (2)	54.6	53.2

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits, equity-based compensation and nonrecurring items. These amounts totaled $16.1 million and $23.6 million, net of tax, in the first nine months of 2006 and 2005, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Nine Months Ended		Increase (Decrease)

(Dollars in thousands)	9/30/06	9/30/05	$	%

CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks	$1,953,967	$1,942,658	$11,309	0.6%
Interest-bearing deposits with banks	567,323	379,423	187,900	49.5
Federal funds sold and other earning assets	370,236	330,055	40,181	12.2
Securities available for sale	20,733,173	19,817,145	916,028	4.6
Trading securities	887,605	433,652	453,953	104.7
Total securities	21,620,778	20,250,797	1,369,981	6.8
Commercial loans and leases	40,354,582	35,848,589	4,505,993	12.6
Direct retail loans	15,317,659	14,279,817	1,037,842	7.3
Sales finance loans	5,553,067	5,368,126	184,941	3.4
Revolving credit loans	1,356,425	1,294,804	61,621	4.8
Mortgage loans	15,847,368	14,200,691	1,646,677	11.6
Specialized lending	3,520,978	2,679,818	841,160	31.4
Total loans and leases	81,950,079	73,671,845	8,278,234	11.2
Allowance for loan and lease losses	883,497	817,777	65,720	8.0
Total earning assets	105,000,543	95,054,570	9,945,973	10.5
Premises and equipment, net	1,387,080	1,269,224	117,856	9.3
Goodwill	4,822,813	4,237,451	585,362	13.8
Core deposit and other intangibles	478,853	503,686	(24,833)	(4.9)
Other assets	6,256,265	5,312,791	943,474	17.8
Total assets	118,523,897	107,080,153	11,443,744	10.7
Noninterest-bearing deposits	13,533,341	13,499,106	34,235.3
Interest checking	1,303,510	1,414,364	(110,854)	(7.8)
Other client deposits	32,795,530	30,135,171	2,660,359	8.8
Client certificates of deposit	24,337,678	18,402,885	5,934,793	32.2
Other interest-bearing deposits	8,096,144	9,728,748	(1,632,604)	(16.8)
Total deposits	80,066,203	73,180,274	6,885,929	9.4
Fed funds purchased, repos and other borrowings	7,234,721	6,533,455	701,266	10.7
Long-term debt	16,159,379	12,376,759	3,782,620	30.6
Total interest-bearing liabilities	89,926,962	78,591,382	11,335,580	14.4
Other liabilities	3,329,669	3,793,747	(464,078)	(12.2)
Total liabilities	106,789,972	95,884,235	10,905,737	11.4
Total shareholders' equity	$11,733,925	$11,195,918	$538,007	4.8%

Average balances
Securities, at amortized cost	$21,260,419	$20,352,453	$907,966	4.5%
Commercial loans and leases	38,361,308	34,587,586	3,773,722	10.9
Direct retail loans	14,777,404	13,925,745	851,659	6.1
Sales finance loans	5,304,404	5,181,457	122,947	2.4
Revolving credit loans	1,321,446	1,260,921	60,525	4.8
Mortgage loans	15,273,524	13,137,726	2,135,798	16.3
Specialized lending	3,137,432	2,481,167	656,265	26.4
Total loans and leases	78,175,518	70,574,602	7,600,916	10.8
Allowance for loan and lease losses	853,623	811,340	42,283	5.2
Other earning assets	908,187	691,686	216,501	31.3
Total earning assets	100,344,124	91,618,741	8,725,383	9.5
Total assets	112,828,161	103,522,615	9,305,546	9.0
Noninterest-bearing deposits	13,125,282	12,721,383	403,899	3.2
Interest checking	2,099,489	1,780,774	318,715	17.9
Other client deposits	31,169,006	29,694,505	1,474,501	5.0
Client certificates of deposit	21,837,614	17,672,736	4,164,878	23.6
Other interest-bearing deposits	8,102,648	7,599,984	502,664	6.6
Total deposits	76,334,039	69,469,382	6,864,657	9.9
Fed funds purchased, repos and other borrowings	6,970,893	7,475,829	(504,936)	(6.8)
Long-term debt	14,131,826	11,703,066	2,428,760	20.8
Total interest-bearing liabilities	84,311,476	75,926,894	8,384,582	11.0
Total shareholders' equity	$11,286,577	$11,044,890	$241,687	2.2%

		As of / For the Quarter Ended

(Dollars in thousands, except per share data)		9/30/06	6/30/06	3/31/06	12/31/05	9/30/05

MISCELLANEOUS INFORMATION

Unrealized depreciation on
securities available for sale, net of tax		$(312,735)	$(535,078)	$(449,770)	$(337,578)	$(266,690)
Derivatives (notional value)		25,054,319	24,282,135	21,133,941	23,679,972	26,131,167
Fair value of derivatives portfolio		(25,763)	(215,469)	(134,558)	(10,600)	(1,869)
Common stock prices:	High	44.54	43.46	42.85	43.92	43.00
	Low	39.87	39.09	38.24	37.39	38.56
	End of period	43.78	41.59	39.20	41.91	39.05
Weighted average shares -	Basic	538,911,074	536,882,392	539,952,669	543,879,921	547,467,864
	Diluted	544,285,889	541,607,530	543,435,830	548,607,865	552,058,757
End of period shares outstanding		540,652,126	536,895,965	535,588,093	543,102,080	548,051,351
End of period banking offices		1,462	1,443	1,409	1,404	1,402
ATMs		2,106	2,057	1,964	1,951	1,944
FTEs		29,112	29,016	28,300	27,745	27,080

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,571,500	$1,452,022	$1,341,049	$1,290,568	$1,227,374
Interest and dividends on securities	242,925	228,204	229,743	223,240	217,507
Interest on short-term investments	10,233	10,222	7,220	6,609	6,331
Total interest income - taxable equivalent	1,824,658	1,690,448	1,578,012	1,520,417	1,451,212
Interest expense
Interest on deposits	585,115	497,238	438,420	387,763	343,489
Interest on fed funds purchased, repos and other borrowings	74,974	80,560	65,081	65,371	58,169
Interest on long-term debt	204,514	174,048	155,117	146,350	129,799
Total interest expense	864,603	751,846	658,618	599,484	531,457
Net interest income - taxable equivalent	960,055	938,602	919,394	920,933	919,755
Less: Taxable equivalent adjustment	22,267	21,833	21,342	21,200	20,763
Net interest income	937,788	916,769	898,052	899,733	898,992
Provision for credit losses	62,336	57,732	47,571	69,329	57,465
Net interest income after provision for
credit losses	875,452	859,037	850,481	830,404	841,527
Noninterest income
Insurance commissions	207,799	214,087	176,512	197,372	182,915
Service charges on deposits	137,950	138,112	131,241	141,645	141,072
Other nondeposit fees and commissions	114,952	111,489	101,635	100,157	97,208
Investment banking and brokerage fees and commissions	82,698	78,220	81,311	69,682	70,036
Trust revenue	39,699	37,739	37,020	36,949	36,552
Mortgage banking income	22,616	29,128	32,295	25,357	35,840
Securities gains (losses), net	179	153	2	(81)	193
Other noninterest income	54,289	41,749	48,179	47,881	41,304
Total noninterest income	660,182	650,677	608,195	618,962	605,120
Noninterest expense
Personnel expense	513,539	495,454	487,467	468,098	451,260
Occupancy and equipment expense	113,808	109,707	107,785	112,018	105,656
Foreclosed property expense	4,490	3,929	3,912	5,809	6,322
Amortization of intangibles	26,776	25,225	25,108	29,054	26,540
Other noninterest expense	236,166	213,559	199,559	209,008	198,522
Total noninterest expense	894,779	847,874	823,831	823,987	788,300
Operating earnings before income taxes	640,855	661,840	634,845	625,379	658,347
Provision for income taxes	211,102	225,513	207,156	199,576	217,471
Operating earnings (1)	$429,753	$436,327	$427,689	$425,803	$440,876

PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.80	$.81	$.79	$.78	$.81
Diluted earnings	.79	.81	.79	.78	.80
Dividends paid per share	.42	.38	.38	.38	.38

PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.46%	1.56%	1.59%	1.57%	1.64%
Return on average equity	14.83	15.60	15.58	15.18	15.65
Net yield on earning assets (taxable equivalent)	3.68	3.76	3.82	3.82	3.88
Efficiency ratio (taxable equivalent) (2)	54.9	53.2	53.8	53.0	51.7
Noninterest income as a percentage of
total income (taxable equivalent) (2)	40.8	40.8	39.7	40.3	39.2
Average earning assets as a percentage of
average total assets	88.8	89.0	89.0	88.9	88.7
Average loans and leases as a percentage of
average deposits	102.4	103.1	101.7	101.9	100.9

CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)
Cash basis operating earnings	$447,598	$454,775	$446,648	$448,866	$462,350
Diluted earnings per share	.82	.84	.82	.82	.84
Return on average tangible assets	1.59%	1.70%	1.74%	1.73%	1.81%
Return on average tangible equity	28.53	28.96	28.41	27.88	28.56
Efficiency ratio (taxable equivalent) (2)	53.2	51.5	52.0	50.9	49.7

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits, equity-based compensation and nonrecurring items. These amounts totaled $12.7 million, $7.2 million, $(3.8 million), $(3.8 million) and $(1.1 million), net of tax, for the quarters ended September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, and September 30, 2005, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,563,071	$1,443,972	$1,333,545	$1,283,225	$1,220,102
Interest and dividends on securities	229,087	214,421	215,905	209,383	204,016
Interest on short-term investments	10,233	10,222	7,220	6,609	6,331
Total interest income	1,802,391	1,668,615	1,556,670	1,499,217	1,430,449
Interest expense
Interest on deposits	585,115	497,238	438,420	387,763	343,489
Interest on fed funds purchased, repos and other borrowings	74,974	80,560	65,081	65,371	58,169
Interest on long-term debt	204,514	174,048	155,117	146,350	129,799
Total interest expense	864,603	751,846	658,618	599,484	531,457
Net interest income	937,788	916,769	898,052	899,733	898,992
Provision for credit losses	62,336	57,732	47,571	69,329	57,465
Net interest income after provision for
credit losses	875,452	859,037	850,481	830,404	841,527
Noninterest income
Insurance commissions	207,799	214,087	176,512	197,372	182,915
Service charges on deposits	137,950	138,112	131,241	141,645	141,072
Other nondeposit fees and commissions	114,952	111,489	101,635	100,157	97,208
Investment banking and brokerage fees and commissions	82,698	78,220	81,311	69,682	70,036
Trust revenue	39,699	37,739	37,020	36,949	36,552
Mortgage banking income	22,616	29,128	32,295	25,357	35,840
Securities gains (losses), net	179	153	2	(81)	193
Other noninterest income	54,289	41,749	48,179	47,881	41,304
Total noninterest income	660,182	650,677	608,195	618,962	605,120
Noninterest expense
Personnel expense	513,539	495,454	487,467	468,098	451,260
Equity-based compensation	10,601	10,104	26,532	—	—
Occupancy and equipment expense	113,808	109,707	107,785	112,018	105,656
Foreclosed property expense	4,490	3,929	3,912	5,809	6,322
Amortization of intangibles	26,776	25,225	25,108	29,054	26,540
Merger-related and restructuring charges (credits), net	10,098	1,631	(2,976)	(5,956)	(1,824)
Other noninterest expense	236,166	213,559	171,353	209,008	198,522
Total noninterest expense	915,478	859,609	819,181	818,031	786,476
Income before income taxes	620,156	650,105	639,495	631,335	660,171
Provision for income taxes	203,128	221,005	207,982	201,761	218,165
Net income	$417,028	$429,100	$431,513	$429,574	$442,006

PER SHARE DATA
Basic earnings	$.77	$.80	$.80	$.79	$.81
Diluted earnings	.77	.79	.79	.78	.80

	For the Quarter Ended

	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05

ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities:
U.S. Treasury securities	3.72%	3.19%	3.11%	2.95%	2.94%
U.S. government-sponsored entity securities	4.00	3.96	3.95	3.87	3.75
Mortgage-backed securities	5.10	4.83	4.81	4.76	4.73
States and political subdivisions	6.90	6.84	6.82	6.81	6.74
Other securities	5.24	5.25	6.01	5.41	4.96
Trading securities	3.31	2.94	3.70	3.17	2.82

Total securities	4.47	4.33	4.39	4.29	4.18

Loans:
Commercial loans and leases	7.99	7.73	7.39	7.01	6.71
Consumer loans	7.38	7.14	6.95	6.69	6.54
Mortgage loans	5.79	5.66	5.50	5.46	5.45
Specialized lending	15.32	15.12	15.14	14.63	14.69

Total loans	7.70	7.47	7.19	6.90	6.71

Other earning assets	4.16	4.23	3.76	3.29	3.16

Total earning assets	6.99	6.77	6.56	6.30	6.12

Interest expense:
Interest-bearing deposits:
Interest checking	1.92	1.77	1.38	1.13	.78
Other client deposits	2.60	2.29	2.03	1.80	1.61
Client certificates of deposit	4.32	3.99	3.66	3.29	3.03
Other interest-bearing deposits	5.36	5.00	4.54	4.03	3.47
Total interest-bearing deposits	3.53	3.19	2.90	2.58	2.31
Fed funds purchased, repos and other borrowings	4.43	4.30	3.95	3.64	3.24
Long-term debt	5.28	5.04	4.77	4.58	4.26

Total interest-bearing liabilities	3.90	3.60	3.29	3.00	2.70

Net yield on earning assets	3.68%	3.76%	3.82%	3.82%	3.88%

NOTES:	(1) Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$20,733,173	$20,090,945	$19,433,575	$19,782,966	$19,817,145
Trading securities	887,605	918,621	745,169	706,518	433,652
Total securities	21,620,778	21,009,566	20,178,744	20,489,484	20,250,797
Commercial loans and leases	40,354,582	39,691,954	37,191,415	36,615,085	35,848,589
Direct retail loans	15,317,659	14,908,991	14,543,073	14,452,518	14,279,817
Sales finance loans	5,553,067	5,378,205	5,176,673	5,264,088	5,368,126
Revolving credit loans	1,356,425	1,327,623	1,299,396	1,347,309	1,294,804
Mortgage loans	15,847,368	15,671,640	15,036,187	14,481,561	14,200,691
Specialized lending	3,520,978	3,305,220	3,032,538	2,862,927	2,679,818
Total loans and leases	81,950,079	80,283,633	76,279,282	75,023,488	73,671,845
Allowance for loan and lease losses	883,497	869,880	833,231	825,300	817,777
Other earning assets	937,559	960,176	816,838	730,819	709,478
Total earning assets	105,000,543	103,097,439	97,984,757	96,777,005	95,054,570
Total assets	118,523,897	116,283,730	110,033,689	109,169,759	107,080,153
Noninterest-bearing deposits	13,533,341	13,625,502	13,413,099	13,476,939	13,499,106
Interest checking	1,303,510	1,539,064	1,338,847	1,426,715	1,414,364
Other client deposits	32,795,530	32,344,438	32,074,100	30,959,888	30,135,171
Client certificates of deposit	24,337,678	23,704,122	20,352,627	19,309,667	18,402,885
Other interest-bearing deposits	8,096,144	7,299,675	8,385,456	9,108,590	9,728,748
Total deposits	80,066,203	78,512,801	75,564,129	74,281,799	73,180,274
Fed funds purchased, repos and other borrowings	7,234,721	6,797,108	6,356,330	6,561,719	6,533,455
Long-term debt	16,159,379	15,195,145	13,045,058	13,118,559	12,376,759
Total interest-bearing liabilities	89,926,962	86,879,552	81,552,418	80,485,138	78,591,382
Total shareholders' equity	11,733,925	11,164,113	10,969,972	11,129,114	11,195,918
Goodwill	4,822,813	4,730,294	4,300,396	4,255,998	4,237,451
Core deposit and other intangibles	478,853	493,463	479,231	487,525	503,686
Total intangibles	5,301,666	5,223,757	4,779,627	4,743,523	4,741,137
Mortgage servicing rights	$507,171	$523,908	$485,307	$451,287	$414,466

Average balances
Securities, at amortized cost	$21,736,400	$21,081,257	$20,955,014	$20,807,541	$20,822,997
Commercial loans and leases	39,964,654	38,187,877	36,897,691	36,213,607	35,424,216
Direct retail loans	15,119,924	14,707,176	14,498,280	14,354,335	14,194,755
Sales finance loans	5,452,543	5,242,132	5,215,937	5,316,296	5,313,245
Revolving credit loans	1,338,798	1,308,461	1,316,837	1,307,724	1,281,964
Mortgage loans	15,795,190	15,348,385	14,664,573	14,381,114	13,869,588
Specialized lending	3,373,322	3,183,885	2,849,331	2,741,610	2,630,756
Total loans and leases	81,044,431	77,977,916	75,442,649	74,314,686	72,714,524
Allowance for loan and lease losses	880,383	852,045	827,863	818,743	814,934
Other earning assets	976,003	968,783	777,594	797,372	795,338
Total earning assets	103,756,834	100,027,956	97,175,257	95,919,599	94,332,859
Total assets	116,884,135	112,383,000	109,132,162	107,844,163	106,360,541
Noninterest-bearing deposits	13,339,523	13,179,022	12,851,943	13,343,220	13,144,471
Interest checking	2,164,673	2,225,377	1,905,570	1,845,732	1,846,994
Other client deposits	31,957,072	30,848,811	30,687,180	30,166,800	29,729,490
Client certificates of deposit	23,942,313	21,629,456	19,896,614	18,849,059	18,155,972
Other interest-bearing deposits	7,719,550	7,742,838	8,858,068	8,743,882	9,215,190
Total deposits	79,123,131	75,625,504	74,199,375	72,948,693	72,092,117
Fed funds purchased, repos and other borrowings	6,720,188	7,507,314	6,684,788	7,118,752	7,123,027
Long-term debt	15,433,191	13,825,503	13,111,268	12,717,191	12,111,140
Total interest-bearing liabilities	87,936,987	83,779,299	81,143,488	79,441,416	78,181,813
Total shareholders' equity	$11,500,116	$11,221,497	$11,134,096	$11,126,630	$11,176,928

SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$8,137,534	$7,841,326	$7,360,953	$7,453,987	$7,454,705
Total	12,921,304	11,863,873	11,418,033	11,610,547	11,648,384
Risk-weighted assets	88,546,317	86,412,021	81,623,098	80,390,559	78,417,224
Average quarterly tangible assets	112,401,583	108,026,743	105,038,107	103,741,007	102,009,127
Risk-based capital ratios:
Tier 1	9.2%	9.1%	9.0%	9.3%	9.5%
Total	14.6	13.7	14.0	14.4	14.9
Leverage capital ratio	7.2	7.3	7.0	7.2	7.3
Equity as a percentage of total assets	9.9	9.6	10.0	10.2	10.5
Book value per share	$21.70	$20.79	$20.48	$20.49	$20.43
Tangible book value per share (2)	11.90	11.06	11.56	11.76	11.78

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

(1)	Current quarter risk-based capital information is preliminary.

(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended

(Dollars in thousands)	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05

ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$870,877	$833,432	$829,770	$830,344	$827,325
Allowance for acquired (sold) loans, net	5,669	25,043	3,731	(970)	—
Provision for credit losses	62,336	57,732	47,571	69,329	57,465
Charge-offs
Commercial loans and leases	(10,339)	(7,025)	(5,407)	(20,584)	(7,440)
Direct retail loans	(11,952)	(11,638)	(10,597)	(10,293)	(20,558)
Sales finance loans	(5,007)	(5,304)	(5,610)	(8,617)	(6,874)
Revolving credit loans	(10,207)	(10,435)	(11,337)	(15,994)	(13,179)
Mortgage loans	(1,350)	(1,238)	(2,095)	(1,347)	(1,502)
Specialized lending	(30,879)	(26,306)	(27,226)	(26,923)	(23,190)

Total charge-offs	(69,734)	(61,946)	(62,272)	(83,758)	(72,743)

Recoveries
Commercial loans and leases	3,648	5,392	3,203	4,550	4,822
Direct retail loans	3,233	3,012	3,065	2,653	5,214
Sales finance loans	1,646	1,732	1,739	1,866	2,145
Revolving credit loans	3,063	2,974	2,743	2,841	2,740
Mortgage loans	95	84	144	162	340
Specialized lending	3,311	3,422	3,738	2,753	3,036

Total recoveries	14,996	16,616	14,632	14,825	18,297

Net charge-offs	(54,738)	(45,330)	(47,640)	(68,933)	(54,446)

Ending balance	$884,144	$870,877	$833,432	$829,770	$830,344

Allowance For Credit Losses
Allowance for loan and lease losses	$883,497	$869,880	$833,231	$825,300	$817,777
Reserve for unfunded lending commitments	647	997	201	4,470	12,567

Total	$884,144	$870,877	$833,432	$829,770	$830,344

Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$124,018	$125,950	$109,838	$103,804	$107,121
Direct retail loans	38,205	39,470	42,156	40,916	39,334
Sales finance loans	2,483	2,502	3,064	4,640	9,864
Revolving credit loans	203	222	177	233	304
Mortgage loans	49,817	46,705	49,643	48,126	48,301
Specialized lending	30,683	24,154	26,508	31,160	25,648

Total nonaccrual loans and leases	245,409	239,003	231,386	228,879	230,572

Foreclosed real estate	54,553	55,623	41,341	48,315	51,504
Other foreclosed property	30,555	24,304	22,895	22,420	21,692
Restructured loans	584	494	507	515	523

Nonperforming assets	$331,101	$319,424	$296,129	$300,129	$304,291

Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$8,454	$18,510	$5,727	$10,413	$5,948
Direct retail loans	16,646	16,536	17,686	20,814	18,197
Sales finance loans	12,489	12,318	18,347	21,585	16,246
Revolving credit loans	6,254	5,456	4,172	4,713	4,840
Mortgage loans	36,300	32,221	28,251	38,828	33,385
Specialized lending	6,762	5,675	5,050	7,092	5,999

Total loans 90 days or more past due
and still accruing	86,905	90,716	79,233	103,445	84,615

Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.11%	.11%	.10%	.14%	.11%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.30%	.30%	.30%	.31%	.31%
Nonperforming assets as a percentage of:
Total assets	.28	.27	.27	.27	.28
Loans and leases plus
foreclosed property	.40	.40	.39	.40	.41
Net charge-offs as a percentage of
average loans and leases	.27	.23	.26	.37	.30
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.14	.12	.13	.25	.19
Allowance for loan and lease losses as
a percentage of loans and leases	1.08	1.08	1.09	1.10	1.11
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.09	1.09	1.10	1.11	1.12
Ratio of allowance for loan and lease losses to:
Net charge-offs	4.07	x	4.78	x	4.31	x	3.02	x	3.79	x
Nonaccrual and restructured loans and leases	3.59	3.63	3.59	3.60	3.54

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.

(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Nine Months Ended	Increase (Decrease)

(Dollars in thousands)	9/30/06	9/30/05	$	%

Allowance For Credit Losses
Beginning balance	$829,770	$828,301	$1,469.2%
Allowance for acquired (sold) loans, net	34,443	—	34,443	NM
Provision for credit losses	167,639	147,934	19,705	13.3
Charge-offs
Commercial loans and leases	(22,771)	(28,678)	5,907	(20.6)
Direct retail loans	(34,187)	(36,155)	1,968	(5.4)
Sales finance loans	(15,921)	(18,047)	2,126	(11.8)
Revolving credit loans	(31,979)	(38,424)	6,445	(16.8)
Mortgage loans	(4,683)	(4,706)	23	(.5)
Specialized lending	(84,411)	(67,979)	(16,432)	24.2

Total charge-offs	(193,952)	(193,989)	37	(.0)

Recoveries
Commercial loans and leases	12,243	12,528	(285)	(2.3)
Direct retail loans	9,310	9,221	89	1.0
Sales finance loans	5,117	7,017	(1,900)	(27.1)
Revolving credit loans	8,780	8,017	763	9.5
Mortgage loans	323	474	(151)	(31.9)
Specialized lending	10,471	10,841	(370)	(3.4)

Total recoveries	46,244	48,098	(1,854)	(3.9)

Net charge-offs	(147,708)	(145,891)	(1,817)	(1.2)

Ending balance	$884,144	$830,344	$53,800	6.5%

Allowance For Credit Losses
Allowance for loan and lease losses	$883,497	$817,777	$65,720	8.0%
Reserve for unfunded lending commitments	647	12,567	(11,920)	(94.9)

Total	$884,144	$830,344	$53,800	6.5%

Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.25%	.28%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.13	.17
Ratio of allowance for loan and lease losses to
net charge-offs	4.47	x	4.19	x

	Percentage Increase (Decrease)

	QTD	Annualized Link QTD		YTD
	3Q06 vs. 3Q05	3Q06 vs. 2Q06		2006 vs. 2005

PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (2)

Average Balances
Commercial loans and leases	7.0%	4.2%		8.1%
Direct retail loans	5.0	6.5		5.4
Sales finance loans	2.6	15.9		2.4
Revolving credit loans	4.3	8.8		4.8
Mortgage loans (3)	15.3	11.5		17.8
Specialized lending	24.3	23.6		23.2
Total loans and leases (3)	8.4	7.6		9.4

Noninterest-bearing deposits	(0.7)	(1.2)		2.2
Interest checking	5.2	(34.3)		11.0
Other client deposits	5.0	7.8		3.7
Client certificates of deposit	26.5	31.9		21.0
Other interest-bearing deposits	(17.6)	(8.7)		6.0
Total deposits	6.6%	10.2%		8.3%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (2)
Net interest income - taxable equivalent	0.3%	(.1	) %	2.7%
Noninterest income
Insurance commissions	9.9	(14.9)		11.2
Service charges on deposits	(4.1)	(5.8)		0.7
Other nondeposit fees and commissions	16.7	8.6		21.1
Investment banking and brokerage fees and commissions	13.8	22.6		6.3
Trust revenue	8.6	20.6		4.5
Mortgage banking income (4)	(11.2)	(41.6)		12.3
Securities gains (losses), net	NM	NM		NM
Other income	25.9	109.0		20.1
Total noninterest income (4)	8.3	8.9		9.5
Noninterest expense
Personnel expense	9.4	8.0		10.5
Occupancy and equipment expense	4.3	4.6		3.4
Other noninterest expense	10.9	26.3		6.7
Total noninterest expense	9.2%	12.8%		8.4%

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.

(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

(2)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2006 and 2005.

(3)	Adjusted for the average impact of $210 million in mortgage loans securitized in the fourth quarter of 2005.

(4)	Excludes the net impact of valuation adjustments for mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.

NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05

SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1)	$480,839	$499,706	$462,920	$431,213	$397,908

Income Statement Impact of Mortgage Servicing
Rights Valuation:
MSRs fair value (decrease) increase	$(40,620)	$32,389	$28,883	$—	$—
MSRs valuation recaptures	—	—	—	29,407	66,666
MSRs derivative hedge gains (losses)	40,080	(28,873)	(24,834)	(32,747)	(55,632)
Net	$(540)	$3,516	$4,049	$(3,340)	$11,034

Residential Mortgage Loan Originations	$2,461,175	$2,656,293	$2,308,835	$2,450,434	$3,130,026

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$28,589,372	$27,024,724	$26,787,683	$26,624,810	$26,547,319
Bank owned loans serviced	15,847,368	15,671,640	15,036,187	14,481,561	14,200,691
Total servicing portfolio	44,436,740	42,696,364	41,823,870	41,106,371	40,748,010
Weighted Average Coupon Rate	5.90%	5.86%	5.84%	5.83%	5.82%
Weighted Average Servicing Fee	.351	.351	.351	.349	.349

	For the Quarter Ended

(Dollars in thousands, except per share data)	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05

RECONCILIATION TABLE
Net income	$417,028	$429,100	$431,513	$429,574	$442,006
Merger-related items, net of tax	6,182	989	(1,853)	(3,771)	(1,130)
Equity-based compensation, net of tax	6,543	6,238	16,363	—	—
Other, net of tax (4)	—	—	(18,334)	—	—
Operating earnings	429,753	436,327	427,689	425,803	440,876
Amortization of intangibles, net of tax	16,869	15,892	15,818	18,305	16,718
Amortization of mark-to-market adjustments, net of tax	976	2,556	3,141	4,758	4,756
Cash basis operating earnings	447,598	454,775	446,648	448,866	462,350

Return on average assets	1.42%	1.53%	1.60%	1.58%	1.65%
Effect of merger-related items, net of tax	.02	—	—	(.01)	(.01)
Effect of equity-based compensation, net of tax	.02	.03	.06	—	—
Effect of other, net of tax (4)	—	—	(.07)	—	—
Operating return on average assets	1.46	1.56	1.59	1.57	1.64
Effect of amortization of intangibles, net of tax (2)	.13	.13	.14	.14	.15
Effect of amortization of mark-to-market adjustments,
net of tax	—	.01	.01	.02	.02
Cash basis operating return on average
tangible assets	1.59	1.70	1.74	1.73	1.81

Return on average equity	14.39%	15.34%	15.72%	15.32%	15.69%
Effect of merger-related items, net of tax	.21	.04	(.07)	(.14)	(.04)
Effect of equity-based compensation, net of tax	.23	.22	.60	—	—
Effect of other, net of tax (4)	—	—	(.67)	—	—
Operating return on average equity	14.83	15.60	15.58	15.18	15.65
Effect of amortization of intangibles, net of tax (2)	13.64	13.27	12.63	12.40	12.62
Effect of amortization of mark-to-market adjustments,
net of tax	.06	.09	.20	.30	.29
Cash basis operating return on average
tangible equity	28.53	28.96	28.41	27.88	28.56

Efficiency ratio (taxable equivalent) (3)	56.2%	54.0%	53.5%	52.6%	51.5%
Effect of merger-related items	(.6)	(.1)	.2	.4	.2
Effect of equity-based compensation	(.7)	(.7)	(1.7)	—	—
Effect of other (4)	—	—	1.8	—	—
Operating efficiency ratio (3)	54.9	53.2	53.8	53.0	51.7
Effect of amortization of intangibles	(1.6)	(1.6)	(1.6)	(1.9)	(1.8)
Effect of amortization of mark-to-market adjustments	(.1)	(.1)	(.2)	(.2)	(.2)
Cash basis operating efficiency ratio (3)	53.2	51.5	52.0	50.9	49.7

Basic earnings per share	$.77	$.80	$.80	$.79	$.81
Effect of merger-related items, net of tax	.01	—	(.01)	(.01)	—
Effect of equity-based compensation, net of tax	.02	.01	.03	—	—
Effect of other, net of tax (4)	—	—	(.03)	—	—
Operating basic earnings per share	.80	.81	.79	.78	.81

Diluted earnings per share	$.77	$.79	$.79	$.78	$.80
Effect of merger-related items, net of tax	.01	—	—	—	—
Effect of equity-based compensation, net of tax	.01	.02	.03	—	—
Effect of other, net of tax (4)	—	—	(.03)	—	—
Operating diluted earnings per share	.79	.81	.79	.78	.80
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	—	—	—	.01	.01
Cash basis operating diluted earnings per share	.82	.84	.82	.82	.84

NOTES:	Applicable ratios are annualized.

(1)

Balances exclude commercial mortgage servicing rights totaling $26.3 million, $24.2 million, $22.4 million, $20.1 million and $16.6 million as of September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005 and September 30, 2005, respectively. Effective January 1, 2006, residential mortgage servicing rights are carried at fair value.

(2)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.

(3)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable.

(4)	Reflects a gain on the sale of duplicate facilities totaling $18.3 million, net of tax, in the first quarter of 2006.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Nine Months Ended

(Dollars in thousands, except per share data)	9/30/06	9/30/05

RECONCILIATION TABLE
Net income	$1,277,641	$1,224,195
Merger-related items, net of tax	5,318	(3,006)
Equity-based compensation, net of tax	29,144	—
Other, net of tax (3)	(18,334)	26,619
Operating earnings	1,293,769	1,247,808
Amortization of intangibles, net of tax	48,579	52,449
Amortization of mark-to-market adjustments, net of tax	6,673	13,881
Cash basis operating earnings	1,349,021	1,314,138

Return on average assets	1.51%	1.58%
Effect of merger-related items, net of tax	.01	—
Effect of equity-based compensation, net of tax	.03	—
Effect of other, net of tax (3)	(.02)	.03
Operating return on average assets	1.53	1.61
Effect of amortization of intangibles, net of tax (1)	.13	.15
Effect of amortization of mark-to-market adjustments, net of tax	.01	.02
Cash basis operating return on average tangible assets	1.67	1.78

Return on average equity	15.13%	14.82%
Effect of merger-related items, net of tax	.06	(.04)
Effect of equity-based compensation, net of tax	.35	—
Effect of other, net of tax (3)	(.21)	.32
Operating return on average equity	15.33	15.10
Effect of amortization of intangibles, net of tax (1)	13.16	12.41
Effect of amortization of mark-to-market adjustments, net of tax	.14	.30
Cash basis operating return on average tangible equity	28.63	27.81

Efficiency ratio (taxable equivalent) (2)	54.6%	53.2%
Effect of merger-related items	(.2)	.1
Effect of equity-based compensation	(1.0)	—
Effect of other (3)	.6	(1.0)
Operating efficiency ratio (2)	54.0	52.3
Effect of amortization of intangibles	(1.6)	(1.9)
Effect of amortization of mark-to-market adjustments	(.1)	(.2)
Cash basis operating efficiency ratio (2)	52.3	50.2

Basic earnings per share	$2.37	$2.23
Effect of merger-related items, net of tax	.01	—
Effect of equity-based compensation, net of tax	.05	—
Effect of other, net of tax (3)	(.03)	.05
Operating basic earnings per share	2.40	2.28

Diluted earnings per share	$2.35	$2.22
Effect of merger-related items, net of tax	.01	(.01)
Effect of equity-based compensation, net of tax	.05	—
Effect of other, net of tax (3)	(.03)	.05
Operating diluted earnings per share	2.38	2.26
Effect of amortization of intangibles, net of tax	.09	.09
Effect of amortization of mark-to-market adjustments, net of tax	.01	.03
Cash basis operating diluted earnings per share	2.48	2.38

NOTES:	Applicable ratios are annualized.

(1)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable.

(3)

Reflects a gain on the sale of duplicate facilities totaling $18.3 million, net of tax, in the first quarter of 2006 and a one-time charge related to the accounting for leases totaling $26.6 million, net of tax, in the second quarter of 2005.